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As filed with the Securities and Exchange Commission on December 6, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Simply Good Foods Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-1038121 (I.R.S. Employer Identification Number)

1225 17th Street, Suite 1000
Denver, CO 80202
(303) 633-2840
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph E. Scalzo
Chief Executive Officer and President
1225 17th Street, Suite 1000
Denver, CO 80202
(303) 633-2840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason Day
Ned A. Prusse
Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, Colorado 80202
(303) 291-2300

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☒

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering:

Common Stock, par value $0.01 per share, underlying Private Placement Warrants(2)	6,700,000			(3)

Secondary Offering:

Common Stock, par value $0.01 per share(4)	16,874,435(5)	$19.865(6)	$134,524,488.78(5)	$16,304.37(5)

Total				$16,304.37(3)(5)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant also registers such indeterminable additional shares of common stock, par value $0.01 per share, of the registrant (the "Common Stock") as may be offered or issued from stock splits, stock dividends or similar transactions.

(2)
Represents the issuance by the registrant of 6,700,000 shares of Common Stock underlying warrants that were originally issued by Conyers Park Acquisition Corp. ("Conyers Park") in connection with its initial public offering and that were purchased by Conyers Park Sponsor LLC ("Conyers Park Sponsor") in a private placement and that became exercisable for one whole share of Common Stock upon the consummation of the transactions contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 10, 2017, by and among the registrant, Conyers Park, Conyers Park Parent Merger Sub Inc., Conyers Park Merger Sub, 1, Inc., Conyers Park Merger Sub 2, Inc., Conyers Park Merger Sub 3, Inc., Conyers Park Merger Sub 4, Inc., NCP-ATK Holdings, Inc., Atkins Holdings LLC, solely in its capacity as the Majority Stockholder and, solely in its capacity as the Stockholders' Representative (each as defined in the Merger Agreement), Roark Capital Acquisition, LLC, at an exercise price of $11.50 per share (each, a "Private Placement Warrant" and collectively, the "Private Placement Warrants").

(3)
The issuance of Common Stock upon exercise of the Private Placement Warrants registered pursuant to this registration statement (the "Unsold Private Placement Warrant Shares") were originally registered pursuant to Registration Statement on Form S-4 (File No. 333-217244), which was declared effective on June 15, 2017, as amended by Post-Effective Amendments filed on July 28, 2017 and November 15, 2017. Pursuant to Rule 429 under the Securities Act, no additional fees are being paid for the Unsold Private Placement Warrant Shares.

(4)
Represents shares of Common Stock registered for resale by the selling stockholders named in this registration statement (collectively, the "Resale Common Stock").

(5)
The Resale Common Stock registered pursuant to this registration statement includes 10,102,500 shares of Common Stock (the "Unsold Resale Common Stock") that were originally registered pursuant to Registration Statement on Form S-1 (File No. 333-220775), which was declared effective on December 12, 2017 (the "Prior Resale Registration Statement"). Pursuant to Rule 429 under the Securities Act, no additional fees are being paid for the Unsold Resale Common Stock. A filing fee of $16,304.37 is paid herewith in connection with 6,771,935 additional shares of Common Stock to be sold by the selling stockholders and registered hereunder, that were not registered pursuant to the Prior Resale Registration Statement.

(6)
Pursuant to Rule 457(c) under the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for the Common Stock as reported on The Nasdaq Capital Market on December 4, 2018.

             The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        Pursuant to Rule 429 under the Securities Act, the prospectus included herein is a combined prospectus which relates to (i) the Registration Statement on Form S-4 (File No. 333-217244), which was declared effective on June 15, 2017, as amended by Post-Effective Amendments filed on July 28, 2017 and November 15, 2017 (the "Prior Warrant Registration Statement"), relating to the issuance by the registrant of up to 20,116,667 shares of its Common Stock upon the exercise of warrants (including the Private Placement Warrants), (ii) the Registration Statement on Form S-1 (File No. 333-220775), which was declared effective on December 12, 2017 (the "Prior Resale Registration Statement," and together with the Prior Warrant Registration Statement, the "Prior Registration Statements"), relating an aggregate of 18,945,674 shares of Common Stock that may be resold from time to time by the selling stockholders named therein (including the Unsold Resale Common Stock), and (iii) the registration of additional shares of Common Stock for resale by the selling stockholders as set forth herein. This Registration Statement is also being filed to convert the Prior Registration Statements into a Registration Statement on Form S-3 (the "S-3 Registration Statement"). Pursuant to Rule 429 under the Securities Act, this S-3 Registration Statement also constitutes a post-effective amendment to each of the Prior Registration Statements, and such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this S-3 Registration Statement in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 6, 2018

PROSPECTUS

THE SIMPLY GOOD FOODS COMPANY

6,700,000 Shares of Common Stock Issuable Upon Exercise of Outstanding Private Placement Warrants
16,874,435 Shares of Common Stock

        This prospectus relates to the issuance by us of up to 6,700,000 shares of our common stock, par value $0.01 per share (the "Common Stock"), upon the exercise of warrants that were originally issued by Conyers Park Acquisition Corp. ("Conyers Park") in connection with its initial public offering and that became exercisable for one whole share of Common Stock upon the consummation of the transactions contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 10, 2017, by and among us, Conyers Park, Conyers Park Parent Merger Sub Inc., Conyers Park Merger Sub, 1, Inc., Conyers Park Merger Sub 2, Inc., Conyers Park Merger Sub 3, Inc., Conyers Park Merger Sub 4, Inc., NCP-ATK Holdings, Inc., Atkins Holdings LLC, solely in its capacity as the Majority Stockholder and, solely in its capacity as the Stockholders' Representative (each as defined in the Merger Agreement), Roark Capital Acquisition, LLC (the "Business Combination"), at an exercise price of $11.50 per share (each, a "Private Placement Warrant" and collectively, the "Private Placement Warrants"). We will receive the proceeds from the exercise of the Private Placement Warrants, but not from the sale of the underlying shares of our Common Stock.

        This prospectus also relates to an aggregate of 16,874,435 shares of Common Stock, that may be resold from time to time by the selling stockholders named in this prospectus, which include certain members of our board of directors (each a "Selling Stockholder" and collectively, the "Selling Stockholders"). We are registering the resale of the Common Stock as required by the Investor Rights Agreement (as defined herein) we entered into with Conyers Park Sponsor LLC ("Conyers Park Sponsor") and certain other holders of our Common Stock. For more information on the Investor Rights Agreement, please see "Certain Relationships and Related Party Transactions—The Investor Rights Agreement." We will bear all costs, expenses and fees in connection with the registration of the resale of the Common Stock and will not receive any proceeds from the sale of the Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Common Stock.

        Our Common Stock is listed on The Nasdaq Capital Market ("Nasdaq") under the symbol "SMPL." On December 4, 2018, the last reported sale price of our Common Stock on Nasdaq was $19.19.

        We are an "emerging growth company" under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

        Investing in our Common Stock involves risks that are described in the "Risk Factors" section beginning on page 4 of this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2018.

        You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the Selling Stockholders have not, authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you is accurate as of any date other than the date of such document. You should not assume that the information incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you is accurate as of any date other than the date of such incorporated document.

        Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See "Information Incorporated By Reference."

i

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. When used anywhere in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein, the words "expect," "believe," "anticipate," "estimate," "intend," "plan" and similar expressions are intended to identify forward-looking statements. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution you that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not place undue reliance on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These forward-looking statements include, among other things:

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  our ability to continue to operate at a profit;

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  our ability to maintain current operation levels;

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  our ability to maintain and gain market acceptance for our products or new products;

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  our ability to capitalize on attractive opportunities;

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  our ability to respond to competition and changes in the economy; and

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  other risks and uncertainties indicated in this prospectus, in any applicable prospectus supplement and in the documents that are incorporated by reference herein or therein, including those set forth under the section entitled "Risk Factors" in this prospectus, in any applicable prospectus supplement and in the documents that are incorporated by reference herein or therein.

        These forward-looking statements are based on information available as of the date made, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the Securities and Exchange Commission ("SEC"). All forward-looking statements included or incorporated by reference in this prospectus are qualified entirely by the cautionary statements included or incorporated by reference in this prospectus and our other filings with the SEC. These risks and uncertainties or other important factors could cause actual results to differ materially from results expressed or implied by forward-looking statements contained or incorporated by reference in this prospectus. These forward-looking statements speak only as of the date made. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws, and investors should not rely on the forward-looking statements as representing the Company's views as of any date subsequent to the made.

        As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our Common Stock, see the section entitled "Risk Factors" in this prospectus, in any applicable prospectus supplement and in the documents that are incorporated by reference herein.

        Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

ii

 PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our Common Stock, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable prospectus supplement, any free writing prospectus that we have authorized for use in connection with this offering and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. You should read all such documents carefully, and you should pay special attention to the information contained under the caption entitled "Risk Factors" in this prospectus, any applicable prospectus supplement, in our Annual Reports on Form 10-K, in any subsequent Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, before deciding to buy shares of our Common Stock.

        Unless otherwise indicated or the context otherwise requires, references in this prospectus to "Simply Good Foods," "Atkins," the "Company," "we," "our" "us" and other similar terms refer to The Simply Good Foods Company and its consolidated subsidiaries.

        Unless otherwise specified, share calculations do not include any shares of Common Stock issuable upon the exercise of outstanding Private Placement Warrants to purchase shares of Common Stock.

Business Overview

        Simply Good Foods is a growing developer, marketer and seller of branded nutritional foods and snacking products. Its highly-focused product portfolio consists primarily of nutrition bars, ready-to-drink ("RTD") shakes, snacks and confectionery products marketed under the Atkins®, SimplyProtein®, Atkins Harvest Trail and Atkins Endulge® brand names. Over the past 45 years, Atkins has become an iconic American brand that for many consumers stands for "low carb," "low sugar" and "protein rich" nutrition. The Atkins approach focuses on a healthy nutritional approach with reduced levels of carbohydrates and sugars and encourages the consumption of lean protein, fiber, fruits, vegetables, and good fats.

        In our core Atkins snacking business, we strive to offer a complete line of nutrition bars, RTD shakes and confections that satisfy hunger while providing consumers with a convenient, "better-for-you" snacking alternative. Our sales, marketing and R&D capabilities enable us to distribute products into a national customer base across the mass merchandiser, grocery and drug channels. We believe that Atkins' broad brand recognition, depth of management talent and strong cash generation position us to continue to innovate in the Atkins brand and acquire other brands, and thereby become an industry leading snacking platform. To that end, in December 2016, Atkins completed the acquisition of Wellness Foods, Inc., a Canada-based developer, marketer and seller of the SimplyProtein® brand that is focused on protein-rich and low-sugar products, which our management believes has significant opportunity for expansion in the U.S. In addition to snacking products, Atkins entered into a license arrangement in 2014 for frozen meals sold in the U.S. by Bellisio Foods, Inc.

        Snacking occasions are on the rise as consumers crave convenient, healthy and delicious foods, snacks and meal replacements for their on-the-go lifestyles. We believe Atkins' emphasis on nutrition bars and RTD shakes positions us to capitalize on consumers' busy schedules. We believe a number of existing and emerging consumer trends within the U.S. food and beverage industry will continue to both drive the growth of the nutritional snacking category and increase the demand for Atkins' product offerings. Some of these trends include increased consumption of smaller, more frequent meals throughout the day, consumers' strong preference for convenient, "better-for-you" snacks, consumers' greater focus on health and wellness, and consumers' moves toward controlling carbohydrate and sugar consumption, as well as the trend of consumers seeking to add convenient sources of protein and fiber to their diets.

Emerging Growth Company

        We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, as amended. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. We will cease to be an emerging growth company on the date that is the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) July 20, 2021; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Corporate Information

        We were incorporated in the State of Delaware in March 2017 in order to become the parent company of NCP-ATK Holdings, Inc. following the consummation of the Business Combination with Conyers Park, a blank check company incorporated in the State of Delaware in April 2016. On July 7, 2017, we consummated the Business Combination and, in connection therewith, became a successor issuer to Conyers Park by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Our principal executive offices are located at 1225 17th Street, Suite 1000, Denver, CO 80202, and our telephone number is (303) 633-2840. Our website address is www.thesimplygoodfoodscompany.com. Information contained on our website is not a part of this prospectus or any applicable prospectus supplement and the inclusion of our website address in this prospectus is an inactive textual reference only.

 THE OFFERING

        We are registering (i) the issuance by us of 6,700,000 shares of Common Stock underlying the Private Placement Warrants and (ii) the resale of up to 16,874,435 shares of Common Stock by the Selling Stockholders, including the 6,700,000 shares of Common Stock issuable upon exercise of the Private Placement Warrants.

Issuance of Common Stock Underlying the Private Placement Warrants
Shares of Common Stock to be Issued Upon Exercise of the Private Placement Warrants	6,700,000
Shares of Common Stock Outstanding as of November 26, 2018	81,877,918
Shares of Common Stock to be Outstanding Assuming Exercise of All Private Placement Warrants	88,577,918
Terms of the Private Placement Warrants

Each Private Placement Warrant is exercisable for one whole share of our Common Stock at a price of $11.50 per share. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by Conyers Park Sponsor or its permitted transferees.

Use of Proceeds

We will receive the proceeds from the exercise of the Private Placement Warrants, but not from the sale of the underlying shares of Common Stock. We intend to use the proceeds from the exercise of the Private Placement Warrants primarily for general corporate purposes, including working capital. See "Use of Proceeds."

Resale of Common Stock by the Selling Stockholders
Shares of Common Stock Offered by the Selling Stockholders	16,874,435
Terms of the Offering	The Selling Stockholders will determine when and how they will dispose of the shares of Common Stock registered under this prospectus for resale.
Use of Proceeds	We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders.
Risk Factors

Investing in our Common Stock involves a high degree of risk. You should read the "Risk Factors" section of this prospectus as well as those risk factors that are incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of factors to consider carefully before deciding to invest in our Common Stock.

Nasdaq Capital Market Trading Symbol	"SMPL"

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in or incorporated by reference into this prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

 USE OF PROCEEDS

        We will receive the proceeds from the exercise of the Private Placement Warrants, but not from the sale of the underlying shares of Common Stock. We intend to use the proceeds from the exercise of the Private Placement Warrants primarily for general corporate purposes, including working capital. Our management will have broad discretion over the uses of the proceeds from the exercise of the Private Placement Warrants.

        We will not receive any of the proceeds from sales by the Selling Stockholders. The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of the shares of Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the resale of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

 DIVIDENDS

        We have never declared or paid, and do not anticipate declaring or paying, any cash dividends on our Common Stock in the foreseeable future. While our board of directors may consider whether or not to institute a dividend policy, it is our present intention to retain any earnings for use in our business operations.

 DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Stock

        Our amended and restated certificate of incorporation authorizes us to issue up to 600,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), and 100,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock"). As of November 26, 2018, 81,877,918 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding.

Common Stock

Voting Rights

        Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Simply Good Foods stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Dividend Rights

        Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

        In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

Preemptive or Other Rights

        Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

        Simply Good Foods' board of directors is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of Common Stock outstanding are able to elect all of its directors.

Preferred Stock

        Our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. No shares of Preferred Stock are outstanding and we have no present plan to issue any shares of Preferred Stock.

Private Placement Warrants

        In connection with Conyers Park's initial public offering, Conyers Park Sponsor purchased from Conyers Park an aggregate of 6,700,000 warrants in a private placement (including warrants required to be purchased in connection with the over-allotment option) at a price of $1.50 per warrant in a private placement that occurred simultaneously with the closing of the initial public offering (the "Private Placement Warrants"). Each Private Placement Warrant is exercisable for one whole share of our Common Stock at a price of $11.50 per share. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by Conyers Park Sponsor or its permitted transferees.

Our Transfer Agent and Warrant Agent

        The transfer agent and registrar for our Common Stock and the warrant agent for the Private Placement Warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law, our Amended and Restated Certificate of Incorporation, and our Bylaws

        Pursuant to our amended and restated certificate of incorporation, we have elected to opt out of the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") regulating corporate takeovers and instead the amended and restated certificate of incorporation includes a provision that is substantially similar to Section 203 of the DGCL but carves out certain of our affiliates and their transferees from the definition of "interested stockholder" and makes certain related changes. This provision prevents us, under certain circumstances, from engaging in a "business combination" with:

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  a stockholder (other than certain of our affiliates that are carved out of the provision pursuant to our amended and restated certificate of incorporation) who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

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  an affiliate of an interested stockholder; or

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  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder. A "business combination" includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

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  our board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

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  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

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  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Our amended and restated certificate of incorporation provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person will be able to gain control of our board only by successfully engaging in a proxy contest at three or more annual meetings.

        Our amended and restated certificate of incorporation does not allow stockholders to act by written consent.

        Our amended and restated certificate of incorporation provides that directors may be removed prior to the expiration of their terms by stockholders only for cause or upon the affirmative vote of at least 75% of the voting power of all outstanding shares of the Company.

        Our amended and restated certificate of incorporation requires that changes or amendments to our amended and restated certificate of incorporation or amended and restated bylaws must be approved by at least 75% of the voting power of our outstanding Common Stock.

        Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors; our board of directors is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and our advance notice procedures includes requirements that the stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders' meeting.

        Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

        Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder's counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Investor Rights Agreement

        For a description of the Investor Rights Agreement between Simply Good Foods and Conyers Park Sponsor, please see "Certain Relationships and Related Party Transactions—The Investor Rights Agreement."

Listing of Securities

        Our Common Stock is listed on Nasdaq under the symbol "SMPL."

SELLING STOCKHOLDERS

        This prospectus relates to the resale by the Selling Stockholders from time to time of up to 16,874,435 shares of our Common Stock, which includes (i) 6,700,000 shares of Common Stock issuable upon exercise of the Private Placement Warrants that were originally issued by Conyers Park in connection with its initial public offering and that were purchased by Conyers Park Sponsor in a private placement (including warrants required to be purchased in connection with the over-allotment option) and that became exercisable for one whole share of Common Stock upon the consummation of the Business Combination and (ii) 10,174,435 shares of Common Stock that were acquired in the Business Combination or otherwise held by the Selling Stockholders. We are registering the resale of the Common Stock as required by the Investor Rights Agreement. For more information on the Investor Rights Agreement, please see "Certain Relationships and Related Party Transactions—The Investor Rights Agreement." The Selling Stockholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the "Selling Stockholders" in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders' interest in the Common Stock other than through a public sale.

        The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders and the aggregate number of shares of Common Stock that the Selling Stockholders may offer and sell pursuant to this prospectus. The percentages of shares of Common Stock owned by a particular holder are based on 81,877,918 shares of Common Stock that are outstanding as of November 26, 2018, determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, the address of all listed stockholders is c/o The Simply Good Foods Company, 1225 17th Street, Suite 1000, Denver, CO 80202.

	Before the Offering			After the Offering
Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares Being Offered	Number of Shares	Percentage of Outstanding Common Stock
Conyers Park Sponsor LLC(1)	16,662,500	18.8%	16,662,500	—	—
Clayton C. Daley Jr.(2)	51,270	*	51,270	—	—
Nomi P. Ghez(2)	81,031	*	81,031	—	—
James E. Healey(2)	42,134	*	42,134	—	—
Robert G. Montgomery(2)	37,500	*	37,500	—	—

*
Less than 1 percent.

(1)
Includes 6,700,000 shares of Common Stock issuable upon exercise of the Private Placement Warrants. Conyers Park Sponsor is party to an Investor Rights Agreement with the Company which provides for certain nomination rights. See "Certain Relationships and Related Party Transactions—The Investor Rights Agreement." There are five managers of Conyers Park Sponsor's board of managers, including Messrs. Kilts, West and Ratzan. Each manager has one vote, and the approval of three of the five members of the board of managers is required to approve an action of Conyers Park Sponsor. Under the "rule of three," if voting and dispositive decisions regarding an entity's securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity's securities. Based upon the foregoing analysis, no individual manager of Conyers Park Sponsor exercises voting or dispositive control over any of the securities held by Conyers Park Sponsor, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The address of each of the foregoing is c/o Conyers Park Sponsor LLC, 1 Greenwich Office Park, 2nd Floor, Greenwich, Connecticut 06831.

(2)
Currently serves as a director of the Company.

        We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Common Stock.

        Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder's shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See "Plan of Distribution."

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The following are summaries of certain provisions of our related party agreements with the Selling Stockholders and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety.

Merger Agreement

        On April 10, 2017, Conyers Park entered into the Merger Agreement to effect the Business Combination. Pursuant to the Merger Agreement, we paid at the consummation of the Business Combination with respect to the shares of common stock, par value $0.01 per share, of NCP ATK Holdings, Inc. (which does not include any shares issuable pursuant to Exercised Option Shares (as defined in the Merger Agreement), and the Exercised Option Shares, an aggregate amount of $730,125,000, subject to customary purchase price adjustments (the "Merger Consideration"). The Merger Consideration consisted of, and was allocated between, 10,250,000 shares of our Common Stock (at a reference price of $10.00 per share) and an amount of cash equal to the Merger Consideration minus $102,500,000.00. The shares of Class A common stock of Conyers Park issued and outstanding at the closing were canceled and converted automatically into the right to receive one share of our Common Stock, subject to certain exceptions. Each warrant to purchase shares of Conyers Park common stock issued and outstanding at the closing was converted into a warrant to purchase our Common Stock.

        Each issued and outstanding share of common stock of NCP ATK Holdings, Inc., excluding certain shares of to be canceled pursuant to the Merger Agreement, Exercised Option Shares and any Company Dissenting Shares (as defined in the Merger Agreement), was canceled and converted automatically into the right to receive the following: (i) an amount in cash equal to the Cash Amount (as defined in the Merger Agreement) rounded up to the nearest whole cent; (ii) a number of shares of our Common Stock equal to the Stock Amount (as defined in the Merger Agreement); and (iii) a contingent right to a portion of the Escrow Amount (as defined in the Merger Agreement), Administrative Expense Amount (as defined in the Merger Agreement), any additional consideration received pursuant to the purchase price adjustment in Section 2.12 of the Merger Agreement, any Bonus Repayment Amount (as defined in the Merger Agreement) and any amounts payable pursuant to the Income Tax Receivable Agreement, dated July 7, 2017, by and among the Company, Atkins Holdings, LLC, solely in its capacity as the stockholders' representative pursuant to the Merger Agreement, Roark Capital Acquisition, LLC (which was terminated on November 14, 2018), in each case, payable, without interest, to the applicable Company Stockholder (as defined in the Merger Agreement) in accordance with the Merger Agreement.

        Prior to the closing, holders of options to purchase common stock of NCP ATK Holdings, Inc. had the opportunity to exercise their vested options. Such exercised vested options were cancelled and terminated at the closing and the holders of such options were entitled to the Exercised Option Shares Consideration (as defined in the Merger Agreement). All options that were either unvested or unexercised were cancelled at the closing.

        Any outstanding warrants to purchase common stock of NCP ATK Holdings, Inc. were sold to NCP ATK Holdings, Inc. pursuant to the terms of the Warrant Agreement (as defined in the Merger Agreement) and cancelled at the closing and the holder of the warrant was entitled to receive the consideration set forth in the Warrant Agreement.

The Investor Rights Agreement

        On July 7, 2017, in connection with the consummation of the Business Combination, Simply Good Foods and Conyers Park Sponsor entered into an Investor Rights Agreement (the "Investor Rights Agreement"). The Investor Rights Agreement provides for, among other things, subject to the terms thereof, customary registration rights, including demand and piggy-back rights subject to cut-back provisions. Pursuant to the Investor Rights Agreement, Conyers Park Sponsor agreed not to sell, transfer, pledge or otherwise dispose of the shares of Common Stock in the Company it received in connection with the Business Combination for 180 days from July 7, 2017 (the "Closing"), subject to certain exceptions.

        In addition, pursuant to the Investor Rights Agreement, for so long as Conyers Park Sponsor holds at least 50% of its shares of Common Stock it held at Closing, it will have the right to nominate three directors to serve on our board of directors (the "Board"), and for so long as Conyers Park Sponsor holds at least 25% of its shares of Common Stock it held at Closing, it will have the right to nominate one director to serve on the Board.

Indemnity Agreements

        We entered into indemnity agreements with each of our directors and executive officers. Each indemnity agreement provides for indemnification and advancements by Simply Good Foods of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to Simply Good Foods or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Private Placement Warrants

        Simultaneously with the commencement of Conyers Park's initial public offering, Conyers Park completed the private sale of 6,700,000 warrants at a purchase price of $1.50 per warrant, to Conyers Park Sponsor, generating gross proceeds of $10,050,000. The Private Placement Warrants were substantially similar to the warrants sold as part of the units issued in Conyers Park's initial public offering, except that if held by the original holder or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) subject to certain limited exceptions, were subject to transfer restrictions until 30 days following the consummation of the Business Combination. If the Private Placement Warrants are held by holders other than its initial holder, the Private Placement Warrants will be redeemable and exercisable by holders on the same basis as the warrants issued as part of the units in Conyers Park's initial public offering.

        In connection with the consummation of the Business Combination, the Private Placement Warrants were converted into warrants to purchase our Common Stock.

Conyers Park Registration Rights Agreement

        In connection with the Conyers Park initial public offering, Conyers Park Sponsor and certain of our independent directors that were previously directors of Conyers Park entered into a registration rights agreement with Conyers Park, entitling them to certain demand and "piggyback" registration rights with respect to the equity securities of Conyers Park. In connection with the consummation of the Business Combination, such registration rights agreement was superseded by the Investor Rights Agreement.

Administrative Services Agreement

        On July 14, 2016, in connection with its initial public offering, Conyers Park entered into an Administrative Services Agreement with Conyers Park Sponsor, pursuant to which Conyers Park paid $10,000 per month for office space, utilities and administrative support (the "Administrative Services Agreement"). Upon the consummation of the Business Combination, the Administrative Services Agreement was terminated.

 CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

Overview

        The following is a general summary of certain U.S. federal income and estate tax consequences to non-U.S. holders, as defined below, of the ownership and disposition of shares of our Common Stock. This summary deals only with shares of our Common Stock that are purchased by a non-U.S. holder in this offering and that will be held by such non-U.S. holder as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment).

        For purposes of the discussion regarding U.S. federal income tax consequences, a "non-U.S. holder" means a beneficial owner of shares of our Common Stock that, for U.S. federal income tax purposes, is not any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  an entity treated as a corporation created or organized (or deemed to be created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  any entity or arrangement treated as a partnership;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

        If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership considering an investment in shares of our Common Stock, you should consult your tax advisors.

        This summary is based upon provisions of the Code, applicable U.S. Treasury regulations promulgated thereunder, rulings and other administrative pronouncements and judicial decisions, all as of the date hereof. These authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. We cannot assure you that a change in law will not significantly alter the tax considerations described in this summary.

        This summary does not address all aspects of U.S. federal income and estate taxation (such as the alternative minimum tax or the unearned income Medicare contribution tax and does not address any aspects of other U.S. federal taxes (such as gift taxes) or state, local or non-U.S. taxes that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, this summary does not describe the U.S. federal income tax consequences applicable to you if you are subject to special treatment under U.S. federal income tax laws (including if you are a U.S. expatriate or an entity subject to the U.S. anti-inversion rules, a bank or other financial institution, an insurance company, a tax-exempt organization, a trader, broker or dealer in securities or currencies, a regulated investment company, a real estate investment trust, a "controlled foreign corporation," a "passive foreign investment company," an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our Common Stock as compensation or otherwise in connection with the performance of services, or a person who has acquired shares of our Common Stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment).

        We have not sought and do not expect to seek any rulings from the U.S. Internal Revenue Service (the "IRS") regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the ownership or disposition of shares of our Common Stock that differ from those discussed below.

        The discussion below assumes that no item of income or gain in respect of shares of our Common Stock at any time will be effectively connected with a U.S. trade or business conducted by a non-U.S. holder. If you are a non-U.S. holder conducting a U.S. trade or business and your income or gain in respect of shares of our Common Stock is effectively connected with such U.S. trade or business, you should consult your tax advisor regarding the U.S. federal income tax (including branch profits tax) consequences resulting from your investment in shares of our Common Stock.

        This summary is for general information only and is not intended to constitute a complete description of all U.S. federal income and estate tax consequences for non-U.S. holders relating to the ownership and disposition of shares of our Common Stock. If you are considering the purchase of shares of our Common Stock, you should consult your tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership and disposition of shares of our Common Stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Dividends

        In general, cash distributions on shares of our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent any such distributions exceed both our current and our accumulated earnings and profits, they will first be treated as a return of capital reducing your tax basis in our Common Stock (determined on a share by share basis), but not below zero, and thereafter will be treated as gain from the sale of stock (the treatment of which is discussed below under "—Gain on Disposition of Shares of Common Stock").

        As discussed under "Dividends" above, we do not currently anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. In the event that we do pay dividends on shares of our Common Stock, subject to the discussions below of backup withholding and FATCA (as defined below), such dividends paid to a non-U.S. holder generally will be subject to a U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder of shares of our Common Stock who wishes to claim the benefit of an applicable treaty rate (and avoid backup withholding, as discussed below) for dividends generally will be required (a) to complete IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a "United States person" as defined under the Code and is eligible for treaty benefits, or (b) if shares of our Common Stock are held through certain non-U.S. intermediaries (including certain non-U.S. partnerships), to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. This certification must be provided to us (or, if applicable, our paying agent) prior to the payment to the non-U.S. holder of any dividends, and may be required to be updated periodically.

        A non-U.S. holder of shares of our Common Stock eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Shares of Common Stock

        Subject to the discussions below of backup withholding and FATCA (as defined below), any gain realized by a non-U.S. holder on the sale or other disposition of shares of our Common Stock generally will not be subject to United States federal income tax, unless:

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition, and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the individual's net capital gain for the year; or

  •
  we are or have been a U.S. real property holding corporation (a "USRPHC") for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held shares of our Common Stock (the "applicable period").

        We will be a USRPHC if at any time that the fair market value of our "United States real property interests," as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of other business assets, there can be no assurance that we are not currently or will not become a USRPHC in the future. Even if we are or become a USRPHC, so long as our Common Stock is regularly traded on an established securities market, a non-U.S. holder will be subject to U.S. federal income tax on any gain not otherwise taxable only if such non-U.S. holder actually or constructively owned more than five percent of our outstanding Common Stock at some time during the applicable period, but there can be no assurance that our Common Stock will be treated as regularly traded on an established securities market. You should consult your tax advisor about the consequences that could result if we are, or become, a USRPHC.

Information Reporting and Backup Withholding

        The amount of dividends paid to each non-U.S. holder, and the tax withheld with respect to such dividends generally will be reported annually to the IRS and to each such holder, regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.

        A non-U.S. holder generally will be subject to backup withholding with respect to dividends paid to such holder unless such holder certifies under penalty of perjury (generally on an applicable IRS Form W-8) that it is not a "United States person" as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is such a United States person), or such holder otherwise establishes an exemption.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition by a non-U.S. holder of shares of our Common Stock within the United States or conducted through certain U.S.-related financial intermediaries unless such non-U.S. holder certifies under penalty of perjury that it is not a "United States person" as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is such a United States person), or such holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act ("FATCA")) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, FATCA may impose a withholding tax of 30% on dividend income from our Common Stock and, once effective, on the gross proceeds of a sale or other disposition of our Common Stock, in each case, paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, including providing sufficient documentation evidencing its compliance (or deemed compliance with FATCA), (ii) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Alternatively, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a non-U.S. holder of our Common Stock might be eligible for refunds or credits of such withholding taxes, and a non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits.

        Under the applicable U.S. Treasury regulations, withholding under FATCA generally applies to payments of dividends on shares of our Common Stock and, pursuant to current administrative guidance, is expected to apply to payments of gross proceeds made after December 31, 2018. Non-U.S. holders should consult their tax advisors regarding the potential application of withholding under FATCA on their investment in our Common Stock.

U.S. Federal Estate Tax

        Shares of our Common Stock that are owned (or deemed to be owned) at the time of death by a non-U.S. holder (as specifically defined for U.S. federal estate tax purposes) who is an individual will be includable in such non-U.S. holder's taxable estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

THE SUMMARY OF CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF OWNING AND DISPOSING OF OUR COMMON STOCK.

PLAN OF DISTRIBUTION

Issuance of Common Stock Underlying the Private Placement Warrants

        We are registering the issuance of shares of Common Stock underlying the Private Placement Warrants. The shares of our Common Stock offered and sold pursuant to this prospectus will be issued directly to the holders of Private Placement Warrants upon payment of the exercise price to us. The prices at which the shares of Common Stock underlying the Private Placement Warrants covered by this prospectus may actually be disposed of may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. We will receive the proceeds from the exercise of the Private Placement Warrants, but not from the sale of the underlying Common Stock.

Resale of Common Stock by the Selling Stockholders

        We are also registering the resale of shares of Common Stock by the Selling Stockholders. The Selling Stockholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Common Stock or interests in shares of our Common Stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of our Common Stock or interests in shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  one or more underwritten offerings;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  internal distributions to their members, partners or shareholders;

  •
  short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and

  •
  a combination of any such methods of sale.

        The Selling Stockholders may, from time to time, pledge or grant a security interest in some of the shares of our Common Stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of our Common Stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of our Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge our Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the Selling Stockholders from the sale of our Common Stock offered by them will be the purchase price of our Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

        The Selling Stockholders also may in the future resell a portion of the shares of our Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

        The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

        To the extent required, the shares of our Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        To facilitate the offering of the shares of our Common Stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Under the Investor Rights Agreement, we have agreed to indemnify the Selling Stockholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholders may be required to make with respect thereto. In addition, we and the Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

        We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part until all such securities have been sold under the registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, but not including underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses; however, the Selling Stockholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering. This summary of the terms of the Investor Rights Agreement and other statements relating thereto do not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Investor Rights Agreement, a copy of which have been filed as Exhibit 4.4 to the registration statement of which this prospectus is a part.

        Selling Stockholders may use this prospectus in connection with resales of the Common Stock. This prospectus and any accompanying prospectus supplement will identify the Selling Stockholders, the terms of the Common Stock and any material relationships between us and the Selling Stockholders. Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with the Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of the Common Stock.

        A Selling Stockholder that is an entity may elect to make an in-kind distribution of shares of Common Stock to its members, partners or shareholder pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement.

        We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock to be issued, offered and sold pursuant to this prospectus.

 LEGAL MATTERS

        Certain legal matters relating to the validity of the securities offered hereby will be passed upon for us by Perkins Coie LLP, Denver, Colorado.

EXPERTS

        The consolidated financial statements of The Simply Good Foods Company and subsidiaries appearing in The Simply Good Foods Company and subsidiaries Annual Report (Form 10-K) for the fiscal year ended August 25, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC's electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC's home page on the Internet at www.sec.gov. Our filings with the SEC are also available on our website at www.thesimplygoodfoodscompany.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended August 25, 2018, filed with the SEC on October 24, 2018;

  •
  our Current Reports on Form 8-K filed with the SEC on October 4, 2018, November 8, 2018, November 13, 2018 and November 16, 2018; and

  •
  the description of our Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on June 15, 2017, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

The Simply Good Foods Company
1225 17th Street, Suite 1000
Denver, Colorado 80202
Attention: Corporate Secretary
(303) 633-2840

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses to be borne by the registrant in connection with the offering of the shares of common stock being registered hereby.

SEC registration fee	$32,519.21	(1)
Stock exchange and other listing fees		(2)
Accounting fees and expenses		(2)
Legal fees and expenses		(2)
Financial printing and miscellaneous expenses		(2)

Total		$(2)

(1)
Inclusive of the registration fee of $16,214.84 previously paid in connection with the prior registration statements.

(2)
These expenses are calculated in part based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended.

        The registrant's amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law (the "DGCL"), and the registrant's amended and restated bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

        In addition, effective upon the consummation of the Business Combination, as defined in Part I of this registration statement, we have entered into indemnity agreements with our directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnity agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16.    Exhibits

Exhibit No.		Document
2.1	(a)	Agreement and Plan of Merger, dated April 10, 2017, by and among Conyers Park Acquisition Corp., The Simply Good Foods Company, Conyers Park Parent Merger Sub, Inc., Conyers Park Merger Sub 1, Inc., Conyers Park Merger Sub 2, Inc., Conyers Park Merger Sub 3, Inc., Conyers Park Merger Sub 4, Inc., NCP-ATK HOLDINGS, INC., Atkins Holdings LLC, solely in its capacity as the Majority Stockholder and, solely in its capacity as the Stockholders' Representative, Roark Capital Acquisition LLC (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-217244), filed on April 11, 2017).

Exhibit No.	Document
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on July 13, 2017).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on July 13, 2017).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-217244) filed on June 12, 2017).
4.2
Warrant Agreement, dated July 14, 2016, between Conyers Park Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Conyers Park Acquisition Corp. on July 20, 2016 (File No. 001-37828)).
4.3	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on July 13, 2017).
4.4
Investor Rights Agreement, dated July 7, 2017, between The Simply Good Foods Company and Conyers Park Sponsor LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on July 13, 2017).
5.1	Opinion of Perkins Coie LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of The Simply Good Foods Company and subsidiaries.
23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature pages).

(a)
The annexes, schedules, and certain exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Simply Good Foods Company hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the Securities and Exchange Commission upon request.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement at the time it was declared effective; and

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 6, 2018.

THE SIMPLY GOOD FOODS COMPANY
By:	/s/ JOSEPH E. SCALZO
	Name:	Joseph E. Scalzo
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Joseph E. Scalzo, Todd E. Cunfer and Timothy Kraft, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ JOSEPH E. SCALZO Joseph E. Scalzo	President, Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2018
/s/ TODD E. CUNFER Todd E. Cunfer	Chief Financial Officer (Principal Financial Officer)	December 6, 2018
/s/ TIMOTHY A. MATTHEWS Timothy A. Matthews	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	December 6, 2018
/s/ JAMES M. KILTS James M. Kilts	Chairman of the Board of Directors	December 6, 2018

Name	Position	Date

/s/ DAVID J. WEST David J. West	Director	December 6, 2018
/s/ CLAYTON C. DALEY, JR. Clayton C. Daley, Jr.	Director	December 6, 2018
/s/ BRIAN K. RATZAN Brian K. Ratzan	Director	December 6, 2018
/s/ NOMI P. GHEZ Nomi P. Ghez	Director	December 6, 2018
/s/ JAMES E. HEALEY James E. Healey	Director	December 6, 2018
/s/ ROBERT G. MONTGOMERY Robert G. Montgomery	Director	December 6, 2018
/s/ RICHARD T. LAUBE Richard T. Laube	Director	December 6, 2018
/s/ ARVIN KASH Arvin Kash	Director	December 6, 2018